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                                                                  EXHIBIT 10.11

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                           LOAN AND SECURITY AGREEMENT

                            VIRAGE LOGIC CORPORATION

                           VIRAGE LOGIC INTERNATIONAL



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                                TABLE OF CONTENTS

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1   ACCOUNTING AND OTHER TERMS............................................    4

2   LOAN AND TERMS OF PAYMENT.............................................    4
    2.1   Credit Extensions...............................................    4
    2.2   Overadvances....................................................    5
    2.3   Interest Rate, Payments.........................................    5
    2.4   Fees............................................................    5

3   CONDITIONS OF LOANS...................................................    5
    3.1   Conditions Precedent to Initial Credit Extension................    5
    3.2   Conditions Precedent to all Credit Extensions...................    5

4   CREATION OF SECURITY INTEREST.........................................    6
    4.1   Grant of Security Interest......................................    6

5   REPRESENTATIONS AND WARRANTIES........................................    6
    5.1   Due Organization and Authorization..............................    6
    5.2   Collateral......................................................    6
    5.3   Litigation......................................................    6
    5.4   No Material Adverse Change in Financial Statements..............    6
    5.5   Solvency........................................................    6
    5.6   Regulatory Compliance...........................................    7
    5.7   Subsidiaries....................................................    7
    5.8   Full Disclosure.................................................    7

6   AFFIRMATIVE COVENANTS.................................................    7
    6.1   Government Compliance...........................................    7
    6.2   Financial Statements, Reports, Certificates.....................    7
    6.3   Inventory; Returns..............................................    8
    6.4   Taxes...........................................................    8
    6.5   Insurance.......................................................    8
    6.6   Primary Accounts................................................    8
    6.7   Financial Covenants.............................................    8
    6.8   Further Assurances..............................................    8

7   NEGATIVE COVENANTS....................................................    9
    7.1   Dispositions....................................................    9
    7.2   Changes in Business, Ownership, Management or
          Business Locations..............................................    9
    7.3   Mergers or Acquisitions.........................................    9
    7.4   Indebtedness....................................................    9
    7.5   Encumbrance.....................................................    9
    7.6   Distributions; Investments......................................    9
    7.7   Transactions with Affiliates....................................    9
    7.8   Subordinated Debt...............................................   10
    7.9   Compliance......................................................   10

8   EVENTS OF DEFAULT.....................................................   10
    8.1   Payment Default.................................................   10
    8.2   Covenant Default................................................   10
    8.3   Material Adverse Change.........................................   10
    8.4   Attachment......................................................   10
    8.5   Insolvency......................................................   11
    8.6   Other Agreements................................................   11
    8.7   Judgments.......................................................   11
    8.8   Misrepresentations..............................................   11

9   BANK'S RIGHTS AND REMEDIES............................................   11
    9.1   Rights and Remedies.............................................   11
    9.2   Power of Attorney...............................................   12
    9.3   Accounts Collection.............................................   12
    9.4   Bank Expenses...................................................   12
    9.5   Bank's Liability for Collateral.................................   12
    9.6   Remedies Cumulative.............................................   12
    9.7   Demand Waiver...................................................   12

10  NOTICES AND WAIVERS...................................................   13
    10.1  Notices.........................................................   13
    10.2  Subrogation and Similar Rights..................................   13
    10.3  Waivers of Notice...............................................   13
    10.4  Subrogation Defenses............................................   14
    10.5  Right to Settle, Release........................................   14

11  CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER............................   14

12  GENERAL PROVISIONS....................................................   14
    12.1  Successors and Assigns..........................................   14
    12.2  Indemnification.................................................   15
    12.3  Time of Essence.................................................   15
    12.4  Severability of Provision.......................................   15
    12.5  Amendments in Writing, Integration..............................   15
    12.6  Counterparts....................................................   15
    12.7  Survival........................................................   15
    12.8  Confidentiality.................................................   15
    12.9  Attorneys' Fees, Costs and Expenses.............................   15

13  DEFINITIONS...........................................................   16
    13.1  Definitions.....................................................   16
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      THIS LOAN AND SECURITY AGREEMENT dated July 28, 1999, between SILICON
VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and VIRAGE LOGIC CORPORATION and VIRAGE LOGIC INTERNATIONAL ("Borrower") provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1.    ACCOUNTING AND OTHER TERMS

      Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2.    LOAN AND TERMS OF PAYMENT

2.1   CREDIT EXTENSIONS.

      Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1 REVOLVING ADVANCES.

      (a) Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line minus the Cash Management Services Sublimit or (B) the Borrowing Base, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

      (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

      (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

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2.1.2 LETTERS OF CREDIT.

      Bank will issue or have issued Letters of Credit for Borrower's account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of the Advances minus the Cash Management Sublimit; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $150,000. Each Letter of Credit will have an expiry date of no later than 180 days after the Revolving Maturity Date, but Borrower's reimbursement obligation will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

2.1.3 CASH MANAGEMENT SERVICES SUBLIMIT.

      Borrower may use up to $150,000 for Bank's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the "Cash Management Services"). All amounts Bank pays for any Cash Management Services will be treated as Advances under the Committed Revolving Line.

2.2   OVERADVANCES.

      If Borrower's Obligations under Section 2.1.1 and 2.1.2 exceed the lesser of either (i) the Committed Revolving Line minus the Cash Management Sublimit or
(ii) the Borrowing Base, Borrower must immediately pay Bank the excess or if Borrower's obligations under 2.1.2 and 2.1.3 exceed $150,000.

2.3   INTEREST RATE, PAYMENTS.

      (a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate of 1 percentage points above the Prime Rate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

      (b) Payments. Interest due on the Committed Revolving Line is payable on the 27th of each month. Bank may debit any of Borrower's deposit accounts including Account Number _________________ for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.


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2.4   FEES.

      Borrower will pay:

      (a) Facility Fee. A fully earned, non-refundable Facility Fee of $22,500 due on the Closing Date; and

      (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due.

3.    CONDITIONS OF LOANS

3.1   CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

      Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

3.2   CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

      Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

      (a) timely receipt of any Payment/Advance Form; and

      (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true.

4.    CREATION OF SECURITY INTEREST

4.1   GRANT OF SECURITY INTEREST.

      Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

5.    REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants as follows:


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5.1   DUE ORGANIZATION AND AUTHORIZATION.

      Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

      The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause reasonably be expected to cause a Material Adverse Change.

5.2   COLLATERAL.

      Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects.

5.3   LITIGATION.

      Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge or Borrower's Responsible Officers and legal counsel, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4   NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.
      All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5   SOLVENCY.

      The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement and Borrower is able to pay its debts (including trade debts) as they mature.


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5.6   REGULATORY COMPLIANCE.

      Borrower is not an "investment company' or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7   SUBSIDIARIES.

      Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8   FULL DISCLOSURE.

      No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6.    AFFIRMATIVE COVENANTS

      Borrower will do all of the following:

6.1   GOVERNMENT COMPLIANCE.

      Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary


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comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2   FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

      (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month and quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form and certified by a Responsible Officer acceptable to Bank (ii) as soon as available, but no later than 120 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (iv) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

      (b) Within 30 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable.

      (c) Within 30 days after the last day of each month and quarter, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

      (d) Bank has the right to audit Borrower's Collateral at Borrower's expense, but the audits will be conducted no more often than every 6 months unless an Event of Default has occurred and is continuing.

6.3   INVENTORY; RETURNS.

      Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $50,000.

6.4   TAXES.

      Borrower will make, and cause each Subsidiary to make. timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.


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6.5   INSURANCE.

      Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

6.6   PRIMARY ACCOUNTS.

      Borrower will maintain its primary depository and operating accounts with Bank.

6.7   FINANCIAL COVENANTS.

      Borrower will maintain as of the last day of each month unless otherwise noted:

      (i) Quick Ratio. A ratio of Quick Assets to Current Liabilities of at least 1.30 to 1.00.

      (ii) Profitability. Borrower will be profitable on a quarterly basis.

6.8   FURTHER ASSURANCES.

      Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7.    NEGATIVE COVENANTS

      Borrower will not do any of the following without Bank's prior written consent which will not be unreasonably withheld:

7.1   DISPOSITIONS.

      Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.


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7.2   CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

      Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its ownership or management (other than the sale of Borrower's equity securities in a public offering or to venture capital investors approved by Bank) of greater than 25%. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations.

7.3   MERGERS OR ACQUISITIONS.

      Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) result in a decrease of more than 25% of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4   INDEBTEDNESS.

      Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5   ENCUMBRANCE.

      Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6   DISTRIBUTIONS; INVESTMENTS.

      Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

7.7   TRANSACTIONS WITH AFFILIATES.

      Directly or indirectly enter or permit any material transaction with any Affiliate except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.


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7.8   SUBORDINATED DEBT.

      Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9   COMPLIANCE.

      Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonable be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.    EVENTS OF DEFAULT

      Any one of the following is an Event of Default:

8.1   PAYMENT DEFAULT.

      If Borrower fails to pay any of the Obligations within 3 days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2   COVENANT DEFAULT.

      If Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3   MATERIAL ADVERSE CHANGE.

      (i) If there occurs a material impairment in the perfection or priority of the Bank's security interest in the Collateral or in the value of such Collateral (other than


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normal depreciation) which is not covered by adequate insurance or (ii) if the
Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower will fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

8.4   ATTACHMENT.

      If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5   INSOLVENCY.

      If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6   OTHER AGREEMENTS.

      If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7   JUDGMENTS.

      If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

8.8   MISREPRESENTATIONS.

      If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.


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9.    BANK'S RIGHTS AND REMEDIES

9.1   RIGHTS AND REMEDIES.

      When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

      (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

      (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

      (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

      (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

      (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

      (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

      (g) Dispose of the Collateral according to the Code.

9.2   POWER OF ATTORNEY.

      Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or draft against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security


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interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3   ACCOUNTS COLLECTION.

      When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4   BANK EXPENSES.

      If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5   BANK'S LIABILITY FOR COLLATERAL.

      If Bank complies with reasonable banking practices and Section 9-207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6   REMEDIES CUMULATIVE.

      Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7   DEMAND WAIVER.

      Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default nonpayment at maturity, release, compromise, settlement extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.   NOTICES AN WAIVERS

10.1  NOTICES.

      Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below.

      If to Borrower:   VIRAGE LOGIC CORPORATION
                        46501 Landing Parkway
                        Fremont CA 94538
                        Attn: ____________________
                        FAX:  510-360-8099

      and to:           VIRAGE LOGIC INTERNATIONAL
                        46501 Landing Parkway
                        Fremont CA 94538
                        Attn: ____________________
                        FAX:  510-360-8099

      If to Bank:       Silicon Valley Bank
                        3003 Tasman Drive
                        Santa Clara, CA 95054-1191
                        Attn: Terri Auwaerter
                        FAX:  (408) 496-2415

10.2  SUBROGATION AND SIMILAR RIGHTS.

      Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 102 shall be null and void. If any payment is made to a Borrower in contravention of this Section 102, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

10.3  WAIVERS OF NOTICE.

      Each Borrower waives notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower's risk; presentment for payment demand; protest and notice thereof as to any instrument default; and all other notices and demands to which the Borrower would otherwise be entitled. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank's failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Bank from foreclosing on the Lien of any deed of trust mortgage or other security instrument or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower's risks hereunder. Each Borrower hereby waives any right to assert against Bank any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to Borrower with respect to the Obligations in any manner or whatsoever.

10.4  SUBROGATION DEFENSES.

      Each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2850, 2899 and 3433 and California
Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

10.5  RIGHT TO SETTLE, RELEASE.

      (a) The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, or rights, if any, which Borrower may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

      (b) Without notice to any Borrower and without affecting the liability of any Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents, relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

11.   CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

      California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.   GENERAL PROVISIONS

12.1  SUCCESSORS AND ASSIGNS.

      This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2  INDEMNIFICATION.

      Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3  TIME OF ESSENCE.

      Time is of the essence for the performance of all obligations in this Agreement.

12.4  SEVERABILITY OF PROVISION.

      Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5  AMENDMENTS IN WRITING, INTEGRATION.

      All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6  COUNTERPARTS.

      This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7  SURVIVAL.

      All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8  CONFIDENTIALITY.

      In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either:

      (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9  ATTORNEYS' FEES, COSTS AND EXPENSES.

      In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.   DEFINITIONS

13.1  DEFINITIONS.

      In this Agreement:

      "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

      "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

      "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

      "BANK EXPENSES" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating. administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

      "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

      "BORROWING BASE" is (i) 80% of Eligible Accounts as determined by Bank from Borrower's most recent Borrowing Base Certificate.

      "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

      "CASH MANAGEMENT SERVICES" are defined in Section 2.1.3.

      "CLOSING DATE" is the date of this Agreement.

      "CODE" is the California Uniform Commercial Code.

      "COLLATERAL" is the property described on Exhibit A.

      "COMMITTED REVOLVING LINE" is an Advance of up to $3,000,000.

      "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

      "CREDIT EXTENSION" is each Advance, Letter of Credit or any other extension of credit by Bank for Borrower's benefit.

      "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

      "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5; but Bank may change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

      (a) Accounts that the account debtor has not paid within 90 days of invoice date;

      (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date. At Borrower's request Bank may consider as eligible current accounts due from a debtor with past due payments so long as those accounts represent receivables on a separate contract and so long as the delinquency is related to "testing on silicon";

      (c) Credit balances over 90 days from invoice date;

      (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing;

      (e) Accounts for which the account debtor does not have its principal place of business in the United States except for Eligible Foreign Accounts;

      (f) Accounts for which the account debtor is a federal, state or local government entity or any department agency, or instrumentality;

      (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

      (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

      (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent except Tower Semiconductor LTD, Aspec Technology, Inc. and Credence Systems Corporation;

      (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; (k) Accounts for which Bank reasonably determines collection to be doubtful.

      "ELIGIBLE FOREIGN ACCOUNTS" are Accounts for which the account debtor does not have its principal place of business in the United States but are: (1) covered by credit insurance satisfactory to Bank, less any deductible; or (2) supported by letter(s) of credit advised and negotiated by Bank or (3) that Bank approves in writing, or (4) accounts owing from Seiko, Philips, Toshiba, Fujitsu, Sony, Hitachi, Tower Semiconductor and Siemens (Infineon).

      "EQUIPMENT" is all present and future machinery, equipment tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

      "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

      "GAAP" is generally accepted accounting principles.

      "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

      "INSOLVENCY PROCEEDINGS" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

      "INVENTORY" is present and future inventory in which Borrower has any interest including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

      "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

      "LETTER OF CREDIT" is defined in Section 2.1.2.

      "LIEN" is a mortgage, lien, deed of trust charge, pledge, security interest or other encumbrance.

      "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement all as amended, extended or restated.

      "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.

      "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

      "PERMITTED INDEBTEDNESS" is:

      (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

      (b) Indebtedness existing on the Closing Date and shown on the Schedule;

      (c) Subordinated Debt;

      (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

      (e) Indebtedness secured by Permitted Liens.

      "PERMITTED INVESTMENTS" are:

      (a) Investments shown on the Schedule and existing on the Closing
Date; and

      (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poors Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

      "PERMITTED LIENS" are:

      (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

      (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

      (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

      (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a lessor, licensor or under any lease or license, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

      (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement

Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

      "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

      "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

      "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

      "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President. the Chief Financial Officer and the Controller of Borrower.

      "REVOLVING MATURITY DATE" is July 27, 2000.

      "SCHEDULE" is any attached schedule of exceptions.

      "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank).

      "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

      "TANGIBLE NOT WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

      "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

BORROWER:
VIRAGE LOGIC CORPORATION

By:    /s/ GEORGE RASSAM
       -----------------------------------
Title: Controller

VIRAGE LOGIC INTERNATIONAL

By:    /s/ GEORGE RASSAM
       -----------------------------------
Title: Controller

BANK:
SILICON VALLEY BANK

By:    /s/ TERRI AUWAERTER
       -----------------------------------
Title: Vice President
       -----------------------------------

                                    EXHIBIT A


      The Collateral consists of all of Borrower's right title and interest in and to the following:

      All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

      All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

      All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

      All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

      All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit certificates of deposit instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

      All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past present and future infringement of any of the foregoing; and

      All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M.. P.S.T.


TO: CENTRAL CLIENT SERVICE DIVISION                         DATE:_______________

FAX#: (408) 496-2426                                        TIME:_______________

--------------------------------------------------------------------------------

FROM:      VIRAGE LOGIC CORPORATION and VIRAGE LOGIC INTERNATIONAL
           ---------------------------------------------------------------------
                             CLIENT NAME (BORROWER)
REQUESTED BY:
              ------------------------------------------------------------------
                            AUTHORIZED SIGNER'S NAME
AUTHORIZED SIGNATURE:
                      ----------------------------------------------------------
PHONE NUMBER:
              ------------------------------------------------------------------

FROM ACCOUNT #                  TO ACCOUNT #
               ----------------             ------------------------------------

REQUESTED TRANSACTION TYPE                      REQUESTED DOLLAR AMOUNT
--------------------------                      -----------------------
PRINCIPAL INCREASE (ADVANCE)                        $_______________
PRINCIPAL PAYMENT (ONLY)                            $_______________
INTEREST PAYMENT (ONLY)                             $_______________
PRINCIPAL AND INTEREST (PAYMENT)                    $_______________

OTHER INSTRUCTIONS:
                    ------------------------------------------------------------

--------------------------------------------------------------------------------

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.


                                  BANK USE ONLY

--------------------------------------------------------------------------------
TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/Loan advance on the advance designated account and is known to me.

---------------------------------         --------------------------------------
     Authorized Requester                                   Phone #



---------------------------------         --------------------------------------
     Received By (Bank)                                     Phone #


                       ---------------------------------
                           Authorized Signature (Bank)

                                    EXHIBIT C

                           BORROWING BASE CERTIFICATE


--------------------------------------------------------------------------------
Borrower:
VIRAGE LOGIC CORPORATION and VIRAGE LOGIC            Bank: Silicon Valley Bank
 INTERNATIONAL                                             3003 Tasman Drive
                                                           Santa Clara, CA 95054
Commitment Amount:  $3,000,000
--------------------------------------------------------------------------------

ACCOUNTS RECEIVABLE
1.    Accounts Receivable Book Value as of ___                              $________________
2.    Additions (please explain on reverse)                $________________
3.    TOTAL ACCOUNTS RECEIVABLE                            $________________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.    Amounts over 90 days due                             $________________
5.    Balance of 50% over 90 day accounts*                 $________________
6.    Credit balances over 90 days                         $________________
7.    Concentration Limits                                 $________________
8.    Foreign Accounts**                                   $________________
9.    Governmental Accounts                                $________________
10.   Contra Accounts                                      $________________
11.   Promotion or Demo Accounts                           $________________
12.   Intercompany/Employee Accounts***                    $________________
13.   Other (please explain on reverse)                    $________________
14.   TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                  $________________
15.   Eligible Accounts (#3 minus #14)                                      $________________
16.   LOAN VALUE OF ACCOUNTS (80% of #15)                                   $________________
*     Other than those that Bank approves
**    Seiko, Philips, Toshiba. Fujitsu, Sony,
      Hitachi, Tower Semiconductor and Siemens
      (Infineon) eligible Foreign
***   Other than Tower Semiconductor LTD. Aspec
      Technology, Inc. and Credence Systems Corporation

BALANCES
17.   Maximum Loan Amount                                  $________________
18.   Total Funds Available [Lesser of #17 or (#16)]                        $________________
19.   Present balance owing on Line of Credit              $________________
20.   Outstanding under Sublimits (LC)                     $________________
21.   RESERVE POSITION (#18 minus #19 and #20)                              $________________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank

COMMENTS:

VIRAGE LOGIC CORPORATION

By:
    ----------------------------------
    Authorized Signer

VIRAGE LOGIC INTERNATIONAL

By:
    ----------------------------------
    Authorized Signer

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

TO:   SILICON VALLEY BANK
      3003 Tasman Drive
      Santa Clara, CA 95054

FROM:  VIRAGE LOGIC CORPORATION AND VIRAGE LOGIC INTERNATIONAL

      The undersigned authorized officers of VIRAGE LOGIC CORPORATION and VIRAGE LOGIC INTERNATIONAL ("Borrower") certify that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement), (i) Borrower is in complete compliance for the period ending ____________________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement and that compliance is determined not just at the date this certificate is delivered.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                                REQUIRED              COMPLIES
------------------                       ------------------------       --------
Monthly financial statements + CC        Monthly within 30 days         Yes   No
Annual (Audited)                         FEY within 120 days            Yes   No
A/R & A/P Aging                          Monthly within 30 days         Yes   No
AIR Audit                                Initial and Semi-Annual        Yes   No
Borrowing Base Certificate               Monthly within 30 days         Yes   No

FINANCIAL COVENANT                REQUIRED        ACTUAL            COMPLIES
------------------                --------       ---------        -------------
Maintain on a Monthly Basis:

Minimum Quick Ratio               1.30:1.00      ____:1.00        Yes       No

Profitability:                    Quarterly      $_______         Yes       No

COMMENTS REGARDING EXCEPTIONS: See Attached.

                                                       BANK USE ONLY

                                            Received By:______________________
                                                           AUTHORIZED SIGNER
                                            Date:_____________________________

                                            Verified:_________________________
                                                         AUTHORIZED SIGNER
                                            Date:_____________________________

                                            Compliance Status:   Yes        No

Sincerely,

VIRAGE LOGIC CORPORATION

------------------------------------
Signature

------------------------------------
Title

------------------------------------
Date


VIRAGE LOGIC INTERNATIONAL

------------------------------------
Signature

------------------------------------
Title

------------------------------------
Date

                            NEGATIVE PLEDGE AGREEMENT

      This Negative Pledge Agreement is made as of July 28, 1999 by and between VIRAGE LOGIC CORPORATION and VIRAGE LOGIC INTERNATIONAL "Borrower") and Silicon Valley Bank ("Bank").

In connection with, among other documents, the Loan and Security Agreement (the "Loan Documents") being concurrently executed herewith between Borrower and Bank, Borrower agrees as follows:

      1. Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's intellectual property, including, without limitation, the following:

            a. Any and all copyright rights. copyright applications, copyright registrations and like protections in each work or authorship arid derivative work thereof whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held;

            b. All mask works or similar rights available for the protection of semiconductor chips. now owned or hereafter acquired;

            c. Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

            d. Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

            e. All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the some, including without limitation the patents and patent applications;

            f. Any trademark and servicemark rights. whether registered or not. applications to register and regulation of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks. including without limitation;

            g. Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights certified above;

            h. All licenses or other rights to use any of the Copyrights, Patents, Trademarks or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

            i. All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

            j. All proceeds and products of the foregoing. including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing;

      2. It shall be an event of default under the Loan Documents between Borrower and Bank if there is a breach of any term of this Negative Pledge Agreement.

      3. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Documents.

BORROWER:

VIRAGE LOGIC CORPORATION

By:    /s/
       --------------------------------------
Name:  George Rassam
       --------------------------------------
Title: Controller
       --------------------------------------


VIRAGE LOGIC INTERNATIONAL

By:    /s/
       --------------------------------------
Name:  George Rassam
       --------------------------------------
Title: Controller
       --------------------------------------


BANK:

SILICON VALLEY BANK

By:    /s/
       --------------------------------------
Name:  Terri Auwaerter
       --------------------------------------
Title: Vice President
       --------------------------------------

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                            WARRANT TO PURCHASE STOCK

Corporation:  VIRAGE LOGIC CORPORATION, a California corporation
Number of Shares: 30,000
Class of Stock: Series C Preferred provided, however, if the Series C round does not close on or before July 27, 2000 then the Class of Stock shall be that of Series B Preferred
Initial Exercise Price: $3.35 per share
Issue Date: July 28, 1999
Expiration Date: July 28, 2004

        THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.

        1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duty executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 12, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

        1.2 Conversion Right. In lieu of exercising this Warrant as specified in
Section 1.1, Holder may from time to time convert this Warrant. in whole or in part into a number of Shares determined by dividing (a)the aggregate fair market value of the Shares or other sea otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.4.

        1.3 Intentionally Omitted

        1.4 Fair Market Value. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

        1.5 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

        1.6 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

        1.7 Repurchase on Sale, Merger, or Consolidation of the Company.

               1.7.1. "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

               1.7.2. Assumption of Warrant. Upon the closing of any Acquisition the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

        2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired. Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

        2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution. or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassification, exchanges, substitutions, or other events.

        2.3 Adjustments for Combinations. Etc. If the outstanding shares are combined or consolidated, by or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

        2.4 Adjustments for Diluting Issuances. The Warrant Price and the number of Shares issuable upon exercise of this Warrant or, if the Shares are Preferred Stock, the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth on Exhibit A in the event of Diluting Issuances (as defined on Exhibit A).

        2.5 No Impairment. The Company shall not by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

        2.6 Fractional Shares. No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant the Company shall eliminate such fractional share interest by paying an Holder amount computed by multiplying the fractional interest by the fair market value of a full share.

        2.7 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

        3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

               (a) The initial Warrant Price referenced on the first page of this Warrant is not greater than (i) the price per share at which the Shares were last issued in an arms-length transaction in which at least $500,000 of the Shares were sold and (ii) the fair market value of the Shares as of the date of this Warrant.

               (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

               (c) The Capitalization table attached hereto is true and correct.

        3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash. property. stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rate to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of common stock, (d) to merge or consolidate with or into any other corporation, or sell, lease, license. or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event. the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend. distribution, or subscription rights (and specifying the date on which On holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

        3.3 Information Rights. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within 90 days after the end of each fiscal year of the Company. the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) such other financial statements required under and in accordance with any loan documents between Holder and the Company (or if there are no such requirements [or if the subject loan(s) no longer are outstanding]), then within 45 days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

        3.4 Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall be subject to the registration rights set forth on Exhibit B, if attached.

ARTICLE 4. MISCELLANEOUS.

        4.1 Term. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.

        4.2 Legends. This Warrant and the Shares (and the securities issuable. directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL

        REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

        4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly. upon conversion of the Shares, if any) may not be transformed or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company. as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c). Holder represents that it has compiled with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

        4.4 Transfer Procedure. Subject to the provisions of Section 4.3 Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly. upon conversion of the Shares, if any) at any time to Silicon Valley Bancshares or The Silicon Valley Bank Foundation, or, to any other transferee by giving the Company notice of the portion of the Warrant being transferred setting forth the name. address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for resistance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have to right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

        4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time. All notices to be provided under this Warrant shall be send to the following address:

               Silicon Valley Bank
               Attn: Treasury Department HG100
               3003 Tasman Drive
               Santa Clara, CA 95054

        4.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought

        4.7 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

        4.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

                                    "COMPANY"

                                    VIRAGE LOGIC CORPORATION


                                    By: /s/ ALEX SHUBAT
                                       -----------------------------------------
                                    Name: Alex Shubat
                                         ---------------------------------------
                                          (Print)
                                    Title: Chairman of the Board, President or
                                           Vice President


                                    By: /s/ GEORGE RASSAM
                                       -----------------------------------------
                                    Name: George Rassam
                                         ---------------------------------------
                                         (Print)
                                    Title: Chief Financial Officer, Secretary,
                                           Assistant Treasurer or Assistant
                                           Secretary

                                   APPENDIX I

                               NOTICE OF EXERCISE


        1. The undersigned hereby elects to purchase _____ shares of the Common/Preferred Series [Strike one] Stock of VIRAGE LOGIC CORPORATION pursuant to the terms of the attached Warrant and tenders herewith payment of the purchase price of such shares in full.

or

        1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to __________ of the Shares covered by the Warrant.

        2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

               ----------------------------------
                      (Name)

               ----------------------------------
               ==================================
                      (Address)

        3. The undersigned represents 4 is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

                                            ------------------------------------
                                                   (Signature)

------------------
      (Date)

                                    EXHIBIT A

                            Anti-Dilution Provisions
               (For Preferred Stock or Common Stock Warrants Where
             Anti-Dilution Protection is Inadequate or Non-existent)

        In the event of the issuance (a "Diluting Issuance") by the Company, after the Issue Date of the Warrant, of securities at a price per share less than the Warrant Price, or, if the Shares are common stock, less than the then conversion price of the Company's Series ___ Preferred Stock, then the number of shares of common stock issuable upon conversion of the Shares, or if the Shares are common stock, the number of Shares issuable upon exercise of the Warrant shall be adjusted as a result of Diluting Issuances in accordance with the Holder's standard form of Anti-Dilution Agreement in effect on the Issue Date.

        Under no circumstances shall the aggregate Warrant Price payable by the Holder upon exercise of the Warrant increase as a result of any adjustment arising from a Diluting Issuance.

                                    EXHIBIT B

                               REGISTRATION RIGHTS

        The Shares (if common stock), or the common stock issuable upon Conversion of the Shares, shall be deemed registrable securities or otherwise entitled to "piggy back" registration rights in accordance with the terms of the following agreement (the "Agreement") between the Company and its investor(s):

        ---------------------------------------------------
           [Identify Agreement by date, title and parties.
           If no Agreement exists, indicate by "none".]

        The Company agrees that no amendments will be made to the Agreement which would have an adverse impact on Holders registration rights thereunder without the consent of Holder. By acceptance of the Warrant to which this Exhibit B is attached, Holder shall be deemed to be a party to the Agreement, unless Holder otherwise elects not to become or to cease being a party thereto.

        If no Agreement exists, then the Company and the Holder shall enter into Holder's standard form of Registration Rights Agreement as in effect on the Issue Date of the Warrant.

                             INTERCREDITOR AGREEMENT
                              (COLLATERAL SHARING)

        This INTERCREDITOR AGREEMENT is made by and between Silicon Valley Bank ("Bank") and Matsco Financial Corporation ("Matsco").

                                    RECITALS

        A. Virage Logic Corporation and Virage Logic International (collectively, "Borrower") has borrowed funds from MATSCO (the "Lease") pursuant to a Master Lease Agreement dated as of ________________ (the "Lease"). The Lease Agreement is secured by all of Borrower's personal property, including that certain leased equipment as more particularly described on Exhibit W together with all cash and insurance proceeds of such equipment (the "Leased Equipment"), pursuant to a Lease Agreement.

        B. Borrower has requested that Bank lend Borrower funds pursuant to that certain Loan and Security Agreement dated July 28, 1999. The Loan and Security Agreement is to be secured by, among other things, a first security interest in all Borrower's assets. Bank is willing to make such loan (the "Bank Loan"). provided MATSCO subordinates its security interest in all of Borrower's personal property, with the exception of the Leased Equipment to the security interest of Bank. MATSCO is willing to subordinate its interest in accordance with the terms of this Agreement

        C. MATSCO subordinates its security interest in all of Borrower's personal property, except for the Leased Equipment, to the security interest of Bank. MATSCO is willing to subordinate its interest in accordance with the terms of this Agreement

        NOW THEREFORE, the parties agree as follows:

        1. Bank Collateral. As used in this Agreement 1110h Collateral means the following: all assets of Borrower set forth on Exhibit "B" hereto, excluding, however, the Leased Equipment.

        2. MATSCO Collateral. As used in this Agreement, "MATSCO Collateral" means the Leased Equipment described on Exhibit "A." ("Collateral" as used in this Agreement shall mean MATSCO Collateral or Bank Collateral, as the case may be.)

        3. Subordination.

               (a) All security interests now or hereafter acquired by Bank in Bank Collateral shall at all times be prior and superior to any security interest or other interest or claim now hold or hereafter acquired by MATSCO in Bank Collateral. (MATSCO and Bank are sometimes referred to herein as the "Lenders.")

               (b) All security interests now or hereafter acquired by MATSCO in the MATSCO Collateral shall at all times be prior and superior to any security interest ownership interest or other interest or claim now held or hereafter acquired by Bank in MATSCO Collateral.

               (c) The priorities specified in this Agreement shall be applicable irrespective of the time or order of attachment or perfection of any security interest or the time or order of fling of any financing statements or other documents. or the giving of any notices of purchase money security interests or other notices. or possession of any Collateral, or any statutes, rules or law. or court decisions to the contrary.

        4. Termination Statements.

               (a) MATSCO agrees to execute and deliver to Bank, promptly upon Bank's request, appropriate UCC termination statements or partial releases with respect to any Bank Collateral being sold or otherwise disposed of in connection with the liquidation of Borrower's assets upon or after the declaration of a default or an event of default by Bank under any present or future instrument or agreement between the Borrower and Bank. The proceeds of any Bank Collateral so sold or disposed of shall be applied, after the deduction of any and all costs relating to such sale or disposition (including attorneys' fees, advertising costs and auctioneer's fees) to any and all outstanding present or future indebtedness, liabilities, guaranties or other obligations of the Borrower to Bank (the "Bank Obligations") in such order as Bank may, in its discretion, determine and, only if all Bank Obligations have been indefeasibly paid in full, then to all or any part of the present or future indebtedness, liabilities, guaranties or other obligations of the Borrow to MATSCO (the "MATSCO Obligations") in such order as MATSCO may, in its discretion, determine.

        5. Remedies. MATSCO shall not collect, take possession of, foreclose upon, or exercise any other rights or remedies with respect to Bank Collateral, judicially or nonjudicially, or attempt to do any of the foregoing, without the prior written consent of Bank, which shall be a matter of Bank's sole discretion. Bank shall not collect, take possession of, foreclose upon, or exercise any other rights or remedies with respect to MATSCO Collateral, judicially or nonjudicially, or attempt to do any of the foregoing, without the prior written consent of MATSCO. which shall be a matter of MATSCO's sole discretion.

        6. Bankruptcy Financing. In the event of any financing of the Borrower by MATSCO or Bank during any bankruptcy, arrangement or reorganization of the Borrower, each Lender agrees that the other's "Secured Obligations" shall Include without limitation all Indebtedness. liabilities and obligations incurred by the Borrower in any such proceeding, and the other's "Collateral" shall include without limitation all Collateral arising during any such proceeding, and this Agreement shall continue to apply during any such proceeding.

        7. No Contest. Neither Bank nor MATSCO shall contest the validity, perfection, priority or enforceability of any lion or security interest granted to the other, and each agrees to cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such lions or security interest at the cost of the party defending such action.

        8. Revivor. If, after payment of the Bank Obligations, the Borrower thereafter becomes liable to Bank on account of the Bank Obligations, or any payment made on the Bank Obligations shall for any reason be required to be returned or refunded by AWL this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated Bank Obligations, without the necessity of any further act or agreement between Bank and MATSCO, if, after payment of the MATSCO Obligations, the Borrower thereafter becomes liable to MATSCO on account of the MATSCO Obligations, or any payment made on the MATSCO Obligations shall for any reason be required to be returned or refunded by MATSCO, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated MATSCO Obligations, without the necessity of any further act or agreement between MATSCO and Bank.

        9. Waiver of Jury Trial. MATSCO AND BANK EACH HEREBY WAIVER THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AGREEMENT; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN MATSCO AND BANK RELATING TO THE BORROWER, OR
(III) ANY CONDUCT, ACTS OR OMISSIONS OF MATSCO OR BANK OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH MATSCO OR BANK, RELATING TO BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

        10. General. Bank and MATSCO are not in any manner to be construed to be Partners or joint venturers or to have any other legal relationship other than as expressly set forth in written agreements between them. Bank and MATSCO each agrees to execute all such documents and instruments and take all such actions as the other shall reasonably request in order to carry out the purposes of this Agreement, including without limitation appropriate amendments to Financing Statements executed by the Borrower in favor of Bank or MATSCO in order to refer to this Agreement (but this Agreement shall remain fully effective notwithstanding any failure to execute any additional documents, instruments, or amendments). Bank and MATSCO each represents and warrants to the other that it has not heretofore transferred to assigned any Financing Statement naming the Borrower as and it as debtor secured party, and that it will not do so without first notifying the other in writing, and delivering a copy of this Agreement to the proposed transferee or assignee, and obtaining the acknowledgment of the proposed transferee or assignee that the transfer or assignment is subject to all of the terms of this Agreement This Agreement is solely for the benefit of MATSCO and Bank and the successors and assigns, and neither the Borrower nor any other person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement This Agreement sets forth in full the terms of agreement between Bank and MATSCO with respect to the subject matter hereof, and may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by Bank and MATSCO. In the event of any litigation between the parties based upon or arising out of this Agreement, the prevailing party shall be entitled to recover all of its costs and expenses (including without limitation attorneys' fees) from the non-prevailing party. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall be construed in accordance with, and governed by, the taws of the State of California. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

        IN WITNESS WHEREOF. the undersigned have executed this Intercreditor Agreement as of July 28,1999.

                                      MATSCO FINANCIAL CORPORATION

                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------


                                      SILICON VALLEY BANK

                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------

                        BORROWER'S CONSENT AND AGREEMENT

        Borrower consents to the terms of this Intercreditor Agreement and agrees not to take any actions inconsistent therewith. Borrower shall obtain satisfactory Lender's Loss Payable Endorsements naming both Bank and MATSCO, as their interests may appear, with respect to policies which insure Collateral hereunder, or with such other designation as Bank and MATSCO may agree. Borrower agrees to execute all such documents and instruments and take all such actions as Bank or MATSCO shall reasonably request in order to carry out the purposes of this Agreement including without limitation appropriate amendments to financing statements.

                                      "Borrower"

                                      VIRAGE LOGIC CORPORATION

                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------

                                      VIRAGE LOGIC INTERNATIONAL

                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------

                         CORPORATE BORROWING RESOLUTION

Borrower: VIRAGE LOGIC INTERNATIONAL                Bank: Silicon Valley Bank
          46501 Landing Parkway Fremont, CA 94538         3003 Tasman Drive
                                                          Santa Clara, CA 95054
                                                          -1191

I, the Secretary or Assistant Secretary of VIRAGE LOGIC INTERNATIONAL ("Borrower"), CERTIFY that Borrower is a corporation existing under the laws of the State of California.

I certify that at a meeting of Borrower's Directors (or by other authorized corporate action) duly held the following resolutions were adopted.

It is resolved that any one of the following officers of Borrower, whose name, title and signature is below:

         NAMES                       POSITIONS               ACTUAL SIGNATURES
         -----                       ---------               -----------------
Alex Shubat                 VP Engineering, CTO             /s/ ALEX SHUBAT
------------------------    --------------------------      --------------------
George Rassam               Controller                      /s/ GEORGE RASSAM
------------------------    --------------------------      --------------------

------------------------    --------------------------      --------------------

------------------------    --------------------------      --------------------

may act for Borrower and:

        BORROW MONEY. Borrow money from Silicon Valley Bank ("Bank").

        EXECUTE LOAN DOCUMENTS. Execute any loan documents Bank requires.

        GRANT SECURITY. Grant Bank a security interest in any of Borrower's assets.

        NEGOTIATE ITEMS. Negotiate or discount all draft, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

        LETTERS OF CREDIT. Apply for letters of credit from Bank.

        FOREIGN EXCHANGE CONTRACTS. Execute spot or forward foreign exchange contracts.

        ISSUE WARRANTS. Issue warrants for Borrowers stock.

        FURTHER ACTS. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they think necessary to effectuate these Resolutions.

Further resolved that all acts authorized by these Resolutions and performed before they were adopted are ratified. These Resolutions remain in effect and Bank may rely on them until Bank receives written notice of their revocation.

I certify that the persons listed above are Borrower's officers with the titles and signatures shown following their names and that these resolutions have not been modified are currently effective.

CERTIFIED TO AND ATTESTED BY:

X   /s/ ALEX SHUBAT
 ------------------------------------------
 Secretary or Assistant Secretary


X
 ------------------------------------------
 NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.




                                       2